UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2007

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Huntington Bancshares Incorporated (Huntington) hereby amends its Current Report on Form 8-K dated June 20, 2007 (the "Original Form 8-K") pursuant to Instruction 2 to Item 5.02 of Form 8-K, to provide information that was not determined or available with respect to the appointment of five new directors at the time of filing the Original Form 8-K.

Effective as of July 16, 2007, the Board of Directors appointed the four new non-employee directors to serve on committees of the Board as follows: Marylouise Fennell has been appointed to the Compensation Committee and the Nominating and Corporate Governance Committee; D. James Hilliker has been appointed to the Compensation Committee and the Pension Review Committee; Jonathan A. Levy has been appointed to the Executive Committee; and Gerard P. Mastroianni has been appointed to the Audit Committee.

The Huntington National Bank leases office space in Columbus, Ohio from a partnership of which the mother of D. James Hilliker and her revocable trust are the partners. The current lease term runs through April 30, 2011 and the monthly rental is $4,500. The aggregate rental amount payable through the end of the current lease term is $202,500. Huntington has an option to renew the lease through April 30, 2016 at a monthly rental of $4,750. Sky Bank leases a banking office in Alliance, Ohio from a limited liability company owned by Gerard P. Mastroianni, his siblings and a family trust. The current term of this lease ends September 30, 2012. Sky currently pays $4,200 per month for rent plus parking and will pay $4,650 per month beginning in October 2007. The aggregate rental amount payable through the end of the current lease term is $296,400. Sky has options to renew this lease for three additional five-year terms through September 30, 2027. The rental amount for each renewal period will be adjusted for increases in the Consumer Price Index with a cap of 10%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

July 20, 2007	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary